Exhibit 10.2

November 5, 2010

Hudson Bay Master Fund Ltd.
120 Broadway, 40th Floor
New York, New York 10271

Ladies and Gentlemen:

We hereby reference the Securities Purchase Agreement, dated as of October 27, 2010, by and between Socket Mobile, Inc. (the "Company") and Hudson Bay Master Fund Ltd. (the "Buyer"), as amended by the letter agreement between the Company and the Buyer dated November 3, 2010 (the "Purchase Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

This letter agreement memorializes the agreement between the Company and the Buyer to extend the date on which the Buyer shall have the right to terminate its obligations under the Purchase Agreement if the Closing shall not have occurred by such date.

1. Waiver. The Buyer hereby waives its right to terminate its obligations under the Purchase Agreement pursuant to Section 8 of the Purchase Agreement until the close of business on November 12, 2010. The Buyer shall have such right of termination under Section 8 of the Purchase Agreement in the event that the Closing shall not have occurred by the close of business on November 12, 2010, subject to the conditions set forth therein.

2. Miscellaneous.

(a) Governing Law. This letter agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

(b) Counterparts. This letter agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(c) Effect of Waiver. Except as expressly set forth herein, no other term or condition of the Purchase Agreement or any other Transaction Document shall be amended or waived hereby.

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Please confirm our understanding and agreement with respect to the foregoing matters by signing below.

Very truly yours,

SOCKET MOBILE, INC.

By: /s/ David W. Dunlap
Name: David W. Dunlap
Title: CFO

Agreed and Accepted:

HUDSON BAY MASTER FUND LTD.

By:/s/ Yoav Roth

Name: Yoav Roth

Title: Authorized Signatory